As filed with the Securities and Exchange Commission on July 25, 2019 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Power Integrations, Inc.
(Exact name of registrant as specified in its charter)

Delaware	94-3065014
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

5245 Hellyer Avenue,
San Jose, CA 95138-1002
(Address of principal executive offices) (Zip code)

2016 Incentive Award Plan
(Full title of the plan)

Balu Balakrishnan
Chief Executive Officer
Power Integrations, Inc.
5245 Hellyer Avenue
San Jose, CA 95138-1002
(408) 414-9200
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:
David J. Segre
Brett D. White
Cooley LLP
3175 Hanover Street
Palo Alto, CA 94304

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,000,000 shares	$82.85 (2)	$82,850,000 (2)	$10,041.42

(1)
Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of registrant’s Common Stock that become issuable under the registrant's 2016 Incentive Award Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of registrant’s Common Stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of registrant’s Common Stock on July 18, 2019, as reported on the Nasdaq Global Select Market.

EXPLANATORY NOTE
Power Integrations, Inc. (the “Company”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional 1,000,000 shares of its Common Stock issuable to eligible persons under the Company’s 2016 Incentive Award Plan, which shares of Common Stock are in addition to the shares of Common Stock registered on the Company’s Form S-8 filed on October 26, 2016 (File No. 333-214240) (the “Prior Registration Statement”). The contents of the Prior Registration Statement are incorporated by reference in this registration statement.

PART III
ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:
(a)The Company’s annual report on Form 10-K for the year ended December 31, 2018, filed on February 13, 2019.
(b)The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed on April 25, 2019.
(c)The Company's Current Reports on Form 8-K filed on February 4, 2019, and May 24, 2019.
(d)The information specifically incorporated by reference into the Company's Form 10-K referenced in (a) above from the Company's Proxy Statement on Schedule 14A filed on March 28, 2019.
(e)The description of the Company’s Common Stock which is contained in a Form 8-A registration statement filed under the Securities Exchange Act of 1934 (the “Exchange Act”) on December 1, 1997, including any amendment or report filed for the purpose of updating such description.
All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.
ITEM 8. EXHIBITS

Exhibit Number	Description
4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-K filed with the Commission on February 29, 2012, (Commission file no. 000-23441)
4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the Commission on April 26, 2013 (Commission file no. 000-23441)
5.1	Opinion of Cooley LLP
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement
24.1	Power of Attorney is contained on the signature pages
99.1
2016 Incentive Award Plan (incorporated by reference to Appendix A to the Company’s definitive proxy statement on Schedule 14A filed with the Commission on March 28, 2019 (Commission file no. 000-23441)

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on July 25, 2019.

POWER INTEGRATIONS, INC.

By:	/s/	Sandeep Nayyar
Sandeep Nayyar
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY
Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Balu Balakrishnan and Sandeep Nayyar, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Balu Balakrishnan	President, Chief Executive Officer	July 25, 2019
Balu Balakrishnan	(Principal Executive Officer)

/s/ Sandeep Nayyar	Chief Financial Officer	July 25, 2019
Sandeep Nayyar	(Principal Financial and Principal Accounting Officer)

/s/ Wendy Arienzo	Director	July 25, 2019
Wendy Arienzo

/s/ Nicholas E. Brathwaite	Director	July 25, 2019
Nicholas E. Brathwaite

/s/ Necip Sayiner	Director	July 25, 2019
Necip Sayiner

/s/ Steven J. Sharp	Director	July 25, 2019
Steven J. Sharp

/s/ Balakrishnan S. Iyer	Director	July 25, 2019
Balakrishnan S. Iyer

/s/ William L. George	Director	July 25, 2019
William L. George

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